As filed with the United States Securities and Exchange Commission on November 6, 2020 under the Securities Act of 1933, as amended.
No. 333-249667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Health Assurance Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-2899745 (I.R.S. Employer Identification No.)
20 University Road
Cambridge, Massachusetts 02138
(617) 234-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hemant Taneja
Chief Executive Officer and Director
20 University Road
Cambridge, Massachusetts 02138
(617) 234-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Christian O. Nagler Aslam A. Rawoof Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Gregg A. Noel Michael J. Schwartz Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 Tel: (650) 470-4500 Fax: (650) 470-4570

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
SAILSM securities, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant(2)	57,500,000 SAILSM securities	$10.00	$575,000,000	$62,733
Shares of Class A common stock included as part of the SAILSM securities(3)	57,500,000 shares	—	—	—(4)
Redeemable warrants included as part of the SAILSM securities(3)	14,375,000 warrants	—	—	—(4)
Total			$575,000,000	$62,733(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 7,500,000 SAILSM securities, consisting of 7,500,000 shares of Class A common stock and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Health Assurance Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-249667) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)
The Exhibit Index is incorporated herein by reference.

II-1

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.**
3.3	By Laws.
3.4	Form of Amended and Restated By Laws.
4.1	Specimen SAIL SM Securities Certificate.
4.2	Specimen Class A Common Stock.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Kirkland & Ellis LLP.
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Registration and Stockholder Rights Agreement among the Registrant, the Sponsor, the Foundation and the Holders signatory thereto.
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.
10.4	Form of Indemnity Agreement.
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.6	Promissory Note, dated as of September 24, 2020, between the Registrant and the Sponsor.*
10.7	Securities Subscription Agreement, dated September 24, 2020, between the Registrant and the Sponsor.*
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each Director and Executive Officer of the Registrant.
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
24	Power of Attorney (included on signature page to the initial filing of the Registration Statement).*

*
Previously filed.

**
To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Massachusetts, on the 6th day of November 2020.
HEALTH ASSURANCE ACQUISITION CORP.
By:
/s/ Hemant Teneja

Name: Hemant Taneja
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Hemant Taneja Hemant Taneja	Chairman and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	November 6, 2020
/s/ Quentin Clark Quentin Clark	Director	November 6, 2020
/s/ Stephen K. Klasko, MD, MBA Stephen K. Klasko, MD, MBA	Director	November 6, 2020
/s/ Anita V. Pramoda Anita V. Pramoda	Director	November 6, 2020
/s/ Jennifer Schneider, MD Jennifer Schneider, MD	Director	November 6, 2020
/s/ Glen Tullman Glen Tullman	Director	November 6, 2020